El Pollo Loco Holdings, Inc. 8-K

Exhibit 10.3

November 2, 2023

Ira Fils

Re:	Equity Retention Bonus

Dear Ira:

As you are aware, El Pollo Loco Holdings, Inc. (the “Company”) is in the process of a leadership transition in the Chief Executive Officer position (the “CEO Transition”). The Company appreciates your continued service and as an incentive to remain with the Company or any of its affiliates through the CEO Transition, the Company is pleased to offer you a retention bonus opportunity of two equity grants, pursuant to the Company’s policies, during the first open trading window after this letter agreement is fully executed (“Effective Date”). You will receive (1) a grant of restricted stock units with a grant date value of $155,000 and (2) stock options with a grant date value of $155,000, both of which will vest on the terms set forth in this letter agreement and equity agreements (the “Retention Bonus”).

Your Retention Bonus will be earned and vested if you remain employed with the Company through one year from the Effective Date (the “Retention Period”). In no event will your Retention Bonus be earned and vested if your employment with the Company or any of its affiliates is terminated by the Company with Cause1 at any time prior to end of the Retention Period or if you resign or have given your notice of resignation at any time prior to the end of the Retention Period. Should you be terminated by the Company without Cause prior to end of the Retention Period, your Retention Bonus will be deemed fully earned and vested at the time of your termination.

Nothing in this letter agreement constitutes an employment or service commitment by the Company or any of its affiliates or affects your status as an employee “at will” who is subject to termination for any reason (or for no reason, with or without cause) at any time. This letter agreement contains all of the terms and conditions of the Retention Bonus opportunity and supersedes all prior understandings and agreements, written or oral, between you and the Company and any of its affiliates with respect to such matters. This letter agreement may be amended only by a written agreement signed by an authorized officer of the Company that expressly refers to this letter. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of California without regard to the conflicts of laws principles thereof.

1 For purposes of this letter agreement, “Cause” shall mean (a) action by you that constitutes acts of (1) fraud; (2) embezzlement; (3) gross insubordination; (4) gross misconduct; (5) material dishonesty which causes material harm to the Company; (b) your inability, failure, or refusal to perform any duty, responsibility, or obligation of your position, which (to the extent such inability, failure, or refusal to perform is curable in the judgment of the Company) is not cured by you within five (5) days after receiving written notice from the Company of such inability, failure, or refusal; (c) your commission of a felony; (d) substance abuse or alcohol abuse which renders you unfit to perform your duties; or (e) any misappropriation of Confidential Information or Trade Secrets; (6) any violation of the Company’s Policy Against Discrimination, Harassment and Retaliation; or (7) any violation of the Company’s Insider Trading Policy.

If you agree to the terms of this letter agreement, please sign this letter agreement in the space provided below and return an executed copy of this letter agreement to Maria Hollandsworth so that it is received no later than the close of business on November 10, 2023.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This letter agreement may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. Photographic copies of any signed counterparts may be used in lieu of the originals for any purpose.

We appreciate your dedication to the Company.

EL POLLO LOCO HOLDINGS, INC.

/s/
By:	Maria Hollandsworth

Accepted and Agreed:

/s/
By:	Ira Fils